EXHIBIT 10.19

FATE THERAPEUTICS, INC.

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

This Amended and Restated Investor Rights Agreement (the “Agreement”) is made as of August 8, 2013, among Fate Therapeutics, Inc., a Delaware corporation (the “Company”), the stockholders and holders of the Notes (as defined below) listed on Exhibit A hereto (each, an “Investor” and collectively, the “Investors”) and the stockholders and founders of the Company listed on Exhibit B hereto (each, a “Founder” and collectively, the “Founders”).

RECITALS

A. The Investors are holders of the Company’s Series A Preferred Stock (the “Series A Preferred Stock”), Series B Preferred Stock (the “Series B Preferred Stock”), Series B-1 Preferred Stock (the “Series B-1 Preferred Stock”), Series C Preferred Stock (the “Series C Preferred Stock”) or Series C-1 Preferred Stock (the “Series C-1 Preferred Stock” and collectively with the Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock and Series C Preferred Stock, the “Preferred Stock”), certain convertible promissory notes issued pursuant to that certain Note Purchase Agreement, dated as of June 24, 2013 by and among the Company and the investors party thereto (the “Initial Notes”) and certain convertible promissory notes issued pursuant to that certain Note Purchase Agreement, dated as of August 8, 2013, by and among the Company and the investors party thereto (the “Additional Notes” and collectively with the Initial Notes, the “Notes”).

E. The Company, certain of the Investors and the Founders are parties to an Amended and Restated Investor Rights Agreement dated June 18, 2013, by and among the Company, such Investors and the Founders (the “Prior Agreement”).

F. The parties to such Prior Agreement desire to amend and restate the Prior Agreement and to accept the rights and covenants hereof in lieu of their rights and covenants under the Prior Agreement.

AGREEMENT

The parties agree as follows:

1. Restrictions on Transferability; Registration Rights.

1.1 Certain Definitions. As used in this Agreement, the following terms have the following respective meanings:

“Affiliated Party” means, with respect to any Holder, any person or entity which, directly or indirectly, controls, is controlled by or is under common control with such Holder.

“Board” means the board of directors of the Company.

“Commission” means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

“Conversion Stock” means shares of Common Stock issued or issuable upon conversion of (i) the Shares and (ii) the Notes.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any similar successor federal statute, and the rules and regulations thereunder, all as the same shall be in effect from time to time.

“Form S-3 Initiating Holders” means any Holder or Holders who in the aggregate hold not less than twenty-five percent (25%) of the Registrable Securities then outstanding and who propose to register securities, the aggregate offering price of which, net of underwriting discounts and commissions, exceeds $1,000,000.

“Founders’ Stock” means the shares of Common Stock issued to the Founders.

“Holder” means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 1.11 hereof.

“Initiating Holders” means any Holder or Holders who in the aggregate hold not less than forty percent (40%) of the Registrable Securities then outstanding and who propose to register securities, the aggregate offering price of which, net of underwriting discounts and commissions, is at least $5,000,000.

“IPO” means the first public offering of the Common Stock of the Company to the general public that is effected pursuant to a registration statement filed with, and declared effective by, the Commission under the Securities Act.

“New Securities” means any shares of capital stock of the Company, including Common Stock and Preferred Stock, whether authorized or not, and rights, options, or warrants to purchase said shares of capital stock, and securities of any type whatsoever that are, or may become, convertible into capital stock; provided, however, that the term “New Securities” does not include (i) the issuance of Common Stock upon the conversion of any bonds, debentures, notes or other evidence of indebtedness, and any warrants, shares or any other securities convertible into, exercisable for, or exchangeable for Common Stock, including Preferred Stock (collectively, “Convertible Securities”), outstanding as of the date hereof; (ii) the issuance of any Preferred Stock or Common Stock upon the conversion of the Notes or the issuance of any shares of Common Stock upon the conversion of any such Preferred Stock; (iii) the issuance of shares of Common Stock (or options to purchase shares of Common Stock) to employees, directors or consultants of the Company under equity incentive plans, programs or agreements approved by the Board (not including the reissuance of shares repurchased by the Company from employees or consultants of the Company), which approval shall include at least three of the Preferred Directors; (iv) the issuance of shares of Common Stock or Convertible Securities to lenders, financial institutions, equipment lessors, or real estate lessors to the Company in connection with a bona fide borrowing or leasing transaction approved by the Board, which approval shall include at least three of the Preferred Directors; (v) the issuance of Common Stock or Convertible Securities pursuant to (A) the acquisition of another business by the Company by merger, purchase of all or substantially all of the assets or shares, or other reorganization whereby the Company or its shareholders own not less than a majority of the voting power of the surviving or successor business or (B) the acquisition of technology or other intellectual property by outright purchase or exclusive license, in each case, provided that such transaction is approved by the Board, which approval shall include at least three of the Preferred Directors; (vi) the issuance of Common Stock in connection with an IPO; (vii) the issuance of Common Stock or Convertible Securities in connection with strategic partnership transactions approved by the Board, which approval shall include at least three of the Preferred Directors; (viii) the issuance of shares pursuant to stock splits, stock dividends or similar transactions; (ix) any right, option, or warrant to acquire any security convertible into the securities excluded from the definition of New Securities pursuant to clauses (i) through (viii) above; or (x) the issuance of shares of Common Stock or Convertible Securities to holders of exchangeable shares in the capital of Fate Therapeutics (Canada) Inc. (the “Fate Canada Exchangeable Shares”) in connection with the redemption or exchange of the Fate Canada Exchangeable Shares pursuant to the Articles of Incorporation of Fate Therapeutics (Canada) Inc. (“Fate Canada”) and/or the Exchange and Support Agreement, dated April 13, 2010, by and among the Company, Fate Canada and the holders of Fate Canada Exchangeable Shares (as the same may be amended, restated or modified from time to time).

“Other Stockholders” means persons other than Holders who, by virtue of agreements with the Company, are entitled to include their securities in certain registrations hereunder.

“Preferred Directors” shall mean the directors designated pursuant to Sections 2.1 and 2.2 of the Amended and Restated Voting Agreement entered into by and among the Company and the stockholders listed as parties thereto of even date herewith (the “Voting Agreement”).

“Pro Rata Portion” means the ratio that (x) the sum of the number of shares of the Company’s Common Stock held by an Investor immediately prior to the issuance of New Securities, assuming full exercise and/or conversion of the Shares and all Company securities exercisable and/or convertible into the Company’s Common Stock then held by such Investor, bears to (y) the sum of the total number of shares of the Company’s Common Stock then outstanding, assuming full exercise and/or conversion of the Notes and all Company securities exercisable and/or convertible into the Company’s Common Stock then outstanding. For purposes of the foregoing, at any time while any of the Notes remain outstanding, the number of shares of Common Stock deemed to be issuable upon conversion of the Notes shall be determined assuming the full conversion of all outstanding principal and interest under the Initial Notes into shares of Series C Preferred Stock at $1.00 per share and the full conversion of all outstanding principal and interest under the Additional Notes into shares of Series C-1 Preferred Stock at $1.90 per share (in each case, as adjusted for any stock splits, combinations, reorganizations and the like) and the conversion of such shares of Series C Preferred Stock and Series C-1 Preferred Stock into Common Stock.

The terms “register”, “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

“Registration Expenses” shall mean all expenses incurred by the Company in complying with Sections 1.3, 1.4, and 1.5 hereof, including, without limitation, all registration, qualification, listing and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, fees and disbursements of one counsel for all of the Holders registering securities in any given registration, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company), but shall not include Selling Expenses.

“Registrable Securities” shall mean (i) Conversion Stock, other than shares for which registration rights have terminated pursuant to Section 1.15 hereof; (ii) any Common Stock of the Company issued as a dividend or other distribution with respect to or in exchange for or in replacement of the shares referenced in clause (i) above; (iii) solely for the purposes of Sections 1.5 – 1.10, 1.13 – 1.15 and 4, the shares of Founders’ Stock and (iv) solely for the purposes of Sections 1.3 – 1.10, 1.13 – 1.15 and 4, shares of the Company’s Common Stock issued and issuable upon conversion of the shares of convertible preferred stock issued and issuable upon exercise or conversion of that certain Warrant to Purchase Stock issued to Silicon Valley Bank on January 5, 2009 and that certain Warrant to Purchase Stock issued to Silicon Valley Bank on August 25, 2011 (together, the “Warrants”), and the shares of Common Stock issued and issuable upon exercise or conversion of the Warrants at all times when the applicable Class (as defined in each of the Warrants) is Common Stock, except that the holder of the Warrants shall not be entitled to be an Initiating Holder; provided, however, that shares of Common Stock or other securities shall only be treated as Registrable Securities if and so long as they have not been (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, (B) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale, (C) transferred in a transaction pursuant to which the registration rights are not also assigned in accordance with Section 1.11 hereof, or (D) with respect to each Holder, all such shares held by such Holder become eligible for sale under Rule 144 of the Securities Act (or any similar or successor rule) during any one ninety (90) day period.

“Restricted Securities” shall mean the securities of the Company required to bear the legend set forth in Section 1.2 hereof.

“Rule 144” means Rule 144 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

“Rule 145” means Rule 145 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“Selling Expenses” shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Holders and all fees and disbursements of counsel for any Holder, other than the fees and disbursements of one counsel for all of the Holders registering securities in any given registration as provided in the definition of “Registration Expenses” above.

“Shares” means the Preferred Stock, including at any time while any of the Notes remain outstanding, the shares of Series C Preferred Stock issuable upon the conversion of the outstanding principal and interest under the Initial Notes at $1.00 per share and the shares of Series C-1 Preferred Stock issuable upon conversion the outstanding principal and interest under the Additional Notes at $1.90 per share (in each case, as adjusted for any stock splits, combinations, reorganizations and the like).

1.2 Restrictions.

(a) Each Holder agrees not to make any disposition of all or any portion of the Registrable Securities unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Section 1.2 and Section 1.14, provided and to the extent such Sections are then applicable, and (i) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement, or (ii) such Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and, if reasonably requested by the Company, such Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration under the Securities Act. Notwithstanding the foregoing, no such registration statement, detailed statement of circumstances, or opinion of counsel shall be necessary for a transfer by a Holder which is (A) a partnership to its partners or retired partners in accordance with partnership interests, (B) a limited liability company to its members or former members in accordance with their interest in the limited liability company, (C) a corporation to its shareholders in accordance with their interests in the corporation, (D) to the Holder’s family member or trust for the benefit of an individual Holder, or (E) to an Affiliated Party of the Holder, or (F) any transaction contemplated by Section 3(a)(iv) of the Common Stock Purchase Agreements between the Company and Philip Beachy, Sheng Ding, Randall Moon, David Scadden and Leonard Zon, respectively, each dated as of September 17, 2007, provided in all cases enumerated in clauses (A) – (E) that the transferee is subject to the terms of this Section 1.2 and Section 1.14 as if such transferee were an original Holder hereunder. Each Holder consents to the Company making a notation on its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer established in this Section 1.2.

(b) Each certificate representing Registrable Securities shall be stamped or otherwise imprinted with legends substantially in the following forms (in addition to any legend required under applicable state securities laws or the Company’s charter documents):

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.”

“THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE SHAREHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.”

(c) The Company shall promptly reissue unlegended certificates at the request of any Holder thereof if the Holder shall have obtained an opinion of counsel reasonably acceptable to the Company to the effect that the securities proposed to be disposed of may lawfully be disposed of without registration, qualification, or legend.

1.3 Requested Registration.

(a) Request for Registration. If the Company shall receive from Initiating Holders a written request that the Company effect any registration, qualification, or compliance, the Company will:

(i) promptly deliver written notice of the proposed registration, qualification, or compliance to all other Holders; and

(ii) as soon as practicable, use its best efforts to effect such registration, qualification, or compliance (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws, and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request delivered to the Company within twenty (20) days after delivery of such written notice from the Company; provided, however, that the Company shall not be obligated to take any action to effect any such registration, qualification, or compliance pursuant to this Section 1.3:

(A) Prior to the earlier of: (i) three (3) years following the date of this Agreement, and (ii) six months following the effective date of the IPO;

(B) After the Company has effected two (2) such registrations pursuant to this Section 1.3, such registrations have been declared or ordered effective, and the securities offered pursuant to such registrations have been sold;

(C) During the period starting with the date sixty (60) days prior to the Company’s estimated date of filing of, and ending on a date one hundred and eighty (180) days after the effective date of, a registration initiated by the Company; provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective and that the Company’s estimate of the date of filing such registration statement is made in good faith;

(D) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(E) If in the good faith judgment of the Board, such registration would be seriously detrimental to the Company and the Board concludes, as a result, that it is essential to defer the filing of such registration statement at such time, and the Company thereafter delivers to the Initiating Holders a certificate, signed by the President or Chief Executive Officer of the Company, stating that in the good faith judgment of the Board it would be detrimental to the Company or its stockholders for a registration statement to be filed in the near future, then the Company’s obligation to use its best efforts to register, qualify, or comply under this Section 1.3 shall be deferred for a period not to exceed ninety (90) days from the delivery of the written request from the Initiating Holders; provided, however, that the Company may not utilize this right more than twice in any twelve (12) month period;

(F) If the Initiating Holders do not request that such offering be firmly underwritten by underwriters selected by the Initiating Holders (subject to the consent of the Company, which consent will not be unreasonably withheld); or

(G) If the Initiating Holders propose to dispose of shares of Registrable Securities which may be immediately registered on Form S-3 pursuant to a request made under Section 1.4 hereof.

Subject to the foregoing clauses (A) through (G), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request or requests of the Initiating Holders. The registration statement filed pursuant to the request of the Initiating Holders may, subject to the provisions of Sections 1.3(c) hereof, include other securities of the Company with respect to which registration rights have been granted, and may include securities being sold for the account of the Company.

(b) Underwriting. The right of any Holder to registration pursuant to this Section 1.3 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. A Holder may elect to include in such underwriting all or a part of the Registrable Securities held by such Holder.

(c) Procedures. If the Company shall request inclusion in any registration pursuant to this Section 1.3 of securities being sold for its own account, or if other persons shall request inclusion in any registration pursuant to this Section 1.3, the Initiating Holders shall, on behalf of all Holders, offer to include such securities in the underwriting and may condition such offer on their acceptance of the applicable provisions of this Section 1 (including without limitation Section 1.14). The Company shall (together with all Holders or other persons proposing to distribute their securities through such underwriting) enter into and perform its obligations under an underwriting agreement in customary form with the managing underwriter selected for such underwriting by a majority in interest of the Initiating Holders (which managing underwriter shall be reasonably acceptable to the Company). Notwithstanding any other provision of this Agreement, if the managing underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, the number of shares to be included in the underwriting or registration shall be allocated among all participating Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each participating Holder. In no event shall any Registrable Securities be excluded from such underwriting unless all other securities are first excluded from such offering. If any person who has requested inclusion in such registration as provided above disapproves of the terms of the underwriting, such person shall be excluded therefrom by written notice delivered by the Company or the managing underwriter. Any Registrable Securities and/or other securities so excluded or withdrawn shall also be withdrawn from registration.

1.4 Registration on Form S-3.

(a) Qualification on Form S-3. After the IPO, the Company shall use its best efforts to qualify and remain qualified for registration on Form S-3 or any comparable or successor form. To that end the Company shall register (whether or not required by law to do so) and maintain the registration of its Common Stock under the Exchange Act in accordance with the provisions of the Exchange Act following the effective date of the first registration of any securities of the Company on Form S-1 or any comparable or successor form or forms.

(b) Request for Registration on Form S-3. After the Company has qualified for the use of Form S-3, if the Company shall receive from Form S-3 Initiating Holders a written request that the Company effect a registration on Form S-3 the Company will:

(i) promptly deliver written notice of the proposed registration to all other Holders; and

(ii) as soon as practicable, use its best efforts to effect such registration, qualification, or compliance (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws, and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request delivered to the Company within twenty (20) days after delivery of such written notice from the Company; provided, however, that the Company shall not be obligated to take any action to effect any such registration, qualification, or compliance pursuant to this Section 1.4:

(A) After the fifth anniversary of the IPO;

(B) After the Company has effected two (2) such registrations pursuant to this Section 1.4 during any twelve (12) month period, such registrations have been declared or ordered effective and the securities offered pursuant to such registrations have been sold;

(C) During the period starting with the date sixty (60) days prior to the Company’s estimated date of filing of, and ending on a date one hundred and eighty (180) days after the effective date of, a registration initiated by the Company; provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective and that the Company’s estimate of the date of filing such registration statement is made in good faith;

(D) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification, or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(E) If in the good faith judgment of the Board, such registration would be seriously detrimental to the Company and the Board concludes, as a result, that it is essential to defer the filing of such registration statement at such time, and the Company thereafter delivers to the Form S-3 Initiating Holders a certificate, signed by the President or Chief Executive Officer of the Company, stating that in the good faith judgment of the Board it would be detrimental to the Company or its stockholders for a registration statement to be filed in the near future, then the Company’s obligation to use its best efforts to register, qualify, or comply under this Section 1.4 shall be deferred for a period not to exceed ninety (90) days from the date of delivery of the written request from the Form S-3 Initiating Holders; provided, however, that the Company may not utilize this right more than twice in any twelve (12) month period.

(c) Underwriting; Procedure. If a registration requested under this Section 1.4 is for an underwritten offering, the provisions of Sections 1.3(b) and 1.3(c) shall apply to such registration. Registrations effected pursuant to this Section 1.4 shall not be counted as demands for registration(s) effected pursuant to Sections 1.3 or 1.5, respectively.

1.5 Company Registration.

(a) Notice of Registration. If the Company shall determine to register any of its securities, either for its own account or the account of a security holder or holders other than (A) a registration pursuant to Sections 1.3 or 1.4 hereof, (B) a registration relating solely to employee benefit plans, (C) a registration relating solely to a Rule 145 transaction, or (D) a registration on any registration form that does not permit secondary sales, the Company will:

(i) promptly deliver to each Holder written notice thereof; and

(ii) use its best efforts to include in such registration (and any related qualification under blue sky laws or other compliance), except as set forth in Section 1.5(b) below, and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests made by any Holder and delivered to the Company within ten (10) days after the written notice is delivered by the Company. Such written request may include all or a portion of a Holder’s Registrable Securities.

(b) Underwriting; Procedures. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 1.5(a)(i). In such event, the right of any Holder to registration pursuant to this Section 1.5 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into and perform their obligations under an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. Notwithstanding any other provision of this Section 1.5, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may exclude all Registrable Securities from, or limit the number of Registrable Securities to be included in, the registration and underwriting; provided, however, that unless the registration is with respect to the Company’s IPO, the number of shares of Registrable Securities to be included in such underwriting shall not be reduced below twenty five percent (25%) unless all other securities, including those shares of Common Stock not issued upon conversion of Preferred Stock held by any Founder, employee, officer, director or consultant, are first entirely excluded from the underwriting. The Company shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated as set forth in Section 1.13. If any person who has requested inclusion in such registration as provided above disapproves of the terms of the underwriting, such person shall be excluded therefrom by written notice delivered by the Company or the managing underwriter. Any Registrable Securities and/or other securities so excluded or withdrawn shall also be withdrawn from registration.

(c) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 1.5 prior to the effectiveness of such registration, whether or not any Holder has elected to include securities in such registration.

1.6 Registration Procedures. In the case of each registration, qualification, or compliance effected by the Company pursuant to this Section 1, the Company will keep each Holder advised in writing as to the initiation of each registration, qualification, and compliance and as to the completion thereof and, at its expense, the Company will use its best efforts to:

(a) Prepare and file with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for at least ninety (90) days or until the distribution described in the registration statement has been completed, whichever occurs first; provided, however, that (i) such 90-day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of common stock or other securities of the Company, and (ii) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such 90-day period shall be extended, if necessary, up to one hundred eighty (180) days to keep the registration statement effective until all such Registrable Securities are sold, however in no event longer than one year from the effective date of the registration statement and provided that if Rule 415, or any successor rule under the Securities Act, permits an offering on a continuous or delayed basis, and provided further that if applicable rules under the Securities Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (A) includes any prospectus required by Section 10(a)(3) of the Securities Act or (B) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (A) and (B) above shall be contained in periodic reports filed pursuant to Section 13 or 15(d) of the Exchange Act in the registration statement;

(b) Furnish to the Holders participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus, and such other documents as they may reasonably request in order to facilitate the public offering of such securities;

(c) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statements as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

(d) Notify each seller of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, and at the request of any such seller, prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchaser of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing;

(e) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

(f) Cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and to maintain such listing;

(g) Provide a transfer agent and registrar for all Registrable Securities and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration; and

(h) Use its best efforts to furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 1, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 1, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter, dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities (to the extent the then-applicable standards of professional conduct permit said letter to be addressed to the Holders).

1.7 Information by Holder. The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders, the Registrable Securities held by them, and the distribution proposed by such Holder or Holders as the Company may request in writing and as shall be required in connection with any registration, qualification, or compliance referred to in this Section 1, and the refusal to furnish such information by any Holder or Holder shall relieve the Company of its obligations in this Section 1 with respect to such Holder or Holders. Furthermore, the Company shall have no obligation with respect to any registration requested pursuant to Section 1.3 or Section 1.4 of this Agreement if, as a result of the application of the preceding sentence, the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company’s obligation to initiate such registration as specified in the definition of “Initiating Holders” or “Form S-3 Initiating Holders,” whichever is applicable.

1.8 Indemnification.

(a) To the extent permitted by law, the Company will indemnify each Holder, each of its officers, directors, partners, legal counsel, and accountants, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification, or compliance has been effected pursuant to this Section 1, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages, or liabilities (or actions, proceedings, or settlements in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular, or other document (including any related registration statement, notification, or the like), or any amendment or supplement thereto, incident to any such registration, qualification, or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of the Securities Act or Exchange Act or any rule or regulation promulgated under the Securities Act or Exchange Act applicable to the Company in connection with any such registration, qualification, or compliance, and the Company will reimburse each such Holder, each of its officers, directors, partners, legal counsel, and accountants, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing, defending, or settling any such claim, loss, damage, liability, or action, as such expenses are incurred, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability, or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by such Holder, controlling person, or underwriter and stated to be specifically for use therein. It is agreed that the indemnity agreement contained in this Section 1.8 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld).

(b) To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification, or compliance is being effected, indemnify the Company, each of its directors, officers, partners, legal counsel, and accountants, and each underwriter, if any, of the Company’s securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Holder and Other Stockholder, each of their officers, directors, and partners, and each person controlling such Holder or Other Stockholder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages, and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular, or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such Holders, Other Stockholders, directors, officers, partners, legal counsel, and accountants, persons, underwriters, or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action, as such expenses are incurred, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular, or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein, provided, however, that the obligations of such Holder hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages, or liabilities (or actions in respect thereof) if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld); and provided that that in no event shall any indemnity under this Section 1.8 exceed the gross proceeds received by such Holder in such offering.

(c) Each party entitled to indemnification under this Section 1.8 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party’s expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 1.8 unless the failure to give such notice is materially prejudicial to an Indemnifying Party’s ability to defend such action. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

(d) If the indemnification provided for in this Section 1.8 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any claim, loss, damage, liability, or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such claim, loss, damage, liability, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and the Indemnified party on the other in connection with the statements or omissions that resulted in such claim, loss, damage, liability, or expense, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact related to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 1.8 were based solely upon the number of entities from whom contribution was requested or by any other method of allocation which does not take account of the equitable considerations referred to above. In no event shall any contribution by a Holder under this Section 1.8 exceed the gross proceeds received by such Holder in such offering.

(e) The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages, and liabilities referred to above in this Section 1.8 shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim, subject to the provisions of Section 1.8(c). No person guilty of fraudulent misrepresentation (within the meaning of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(g) The obligations of the Company and Holders under this Section 1.8 shall survive the completion of any offering of Registrable Securities in a registration statement.

1.9 Expenses of Registration. All Registration Expenses shall be borne by the Company; provided, however, that if the Holders bear the Registration Expenses for any registration proceeding begun pursuant to Section 1.3 and subsequently withdrawn by the Holders registering shares therein, such registration proceeding shall not be counted as a requested registration pursuant to Section 1.3. Furthermore, in the event that a withdrawal by the Holders is based upon material adverse information relating to the Company that is different from the information known or available (upon request from the Company or otherwise) to the Holders requesting registration at the time of their request for registration under Section 1.3, such registration proceeding shall not be counted as a requested registration pursuant to Section 1.3, even though the Holders do not bear the Registration Expenses for such registration. All Selling Expenses relating to securities registered on behalf of the Holders shall be borne by the holders of the registered securities included in such registration pro rata on the basis of the number of shares so registered.

1.10 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Securities to the public without registration, the Company agrees to use its best efforts to:

(a) Make and keep public information available, as those terms are understood and defined in Rule 144, at all times after the effective date that the Company becomes subject to the reporting requirements of the Securities Act or the Exchange Act;

(b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements);

(c) So long as a Holder owns any Restricted Securities, to furnish to the Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of any other reporting requirements of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration; and

(d) Take such action, including the voluntary registration of its Common Stock under Section 12 of the Exchange Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective.

1.11 Transfer of Registration Rights. The rights to cause the Company to register securities granted to any party hereto under Section 1 may be assigned by a Holder only to a transferee or assignee who acquires at least One Million (1,000,000) shares of Registrable Securities (as appropriately adjusted for stock splits and the like), provided that the Company is given written notice at the time of or within a reasonable time after said assignment, stating the name and address of the transferee or assignee and identifying the securities with respect to which such registration rights are being assigned, and, provided further, that the assignee of such rights agrees in writing to be bound by the terms and conditions of this Agreement. Notwithstanding the foregoing, no such minimum share assignment requirement shall be necessary for an assignment by a Holder which is (A) a partnership to its partners or retired partners in accordance with partnership interests, (B) a limited liability company to its members or former members in accordance with their interest in the limited liability company, (C) a corporation to its shareholders in accordance with their interests in the corporation, (D) to the Holder’s family member or trust for the benefit of an individual Holder, or (E) to an Affiliated Party.

1.12 Limitations on Subsequent Registration Rights. From and after the date hereof, the Company shall not, without the prior written consent of Holders who in the aggregate hold at least a majority of the then outstanding Registrable Securities, enter into any agreement granting any holder or prospective holder of any securities of the Company registration rights the terms of which are more favorable than the registration rights granted to Holders hereunder.

1.13 Procedure for Underwriter Cutbacks. In any circumstance in which all of the Registrable Securities and other shares of Common Stock of the Company with registration rights (the “Other Shares”) requested to be included in a registration pursuant to Section 1.5 on behalf of Holders or Other Stockholders cannot be so included as a result of limitations of the aggregate number of shares of Registrable Securities and Other Shares that may be so included, the number of shares of Registrable Securities and Other Shares that may be so included shall be allocated among the Holders and Other Stockholders requesting inclusion of shares pro rata based upon the total number of Registrable Securities or Other Shares held by such Holders and Other Stockholders, respectively; provided, however, that such allocation shall not operate to reduce the aggregate number of Registrable Securities or Other Shares to be included in such registration if any Holder or Other Stockholder does not request inclusion of the maximum number of shares of Registrable Securities or Other Shares allocated to such Holder or Other Stockholder pursuant to the above-described procedure, in which case the remaining portion of his allocation shall be reallocated among those requesting Holders and Other Stockholders whose allocations did not satisfy their requests pro rata on the basis of total number of shares of Registrable Securities and Other Shares held by such Holders and Other Stockholders, and this procedure shall be repeated until all shares of Registrable Securities and Other Shares which may be included in the registration on behalf of the Holders and Other Stockholders have been so allocated. The Company shall not limit the number of shares of Registrable Securities to be included in a registration pursuant to Section 1.5 in order to include shares of stock issued to founders of the Company or to employees, officers, directors, or consultants pursuant to the Company’s equity incentive plans. Notwithstanding the foregoing, the number of shares of Registrable Securities included in a registration pursuant to Section 1.5 of this Agreement shall not be reduced below twenty five percent (25%) of the securities included in such registration unless such offering is the IPO.

1.14 Standoff Agreement. Each Holder agrees in connection with the Company’s IPO, upon request of the underwriters managing such IPO, not to sell, make any short sale of, loan, pledge or otherwise hypothecate or encumber, grant any option for the purchase of, or otherwise dispose of any Registrable Securities (other than those included in the registration) without the prior written consent of such underwriters, as the case may be, for such period of time (not to exceed 180 days, but subject to such extension(s) as may be required by the underwriters in order to publish research reports while complying with FINRA Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto) as may be requested by such managing underwriters; provided that all directors, officers and holders of one percent (1%) or more of the Company’s outstanding capital stock are similarly bound; and provided further that any early release of any then-current or former officer or director or any holder of one percent (1%) or more of the Company’s outstanding capital stock from market standoff agreements similar to the foregoing is apportioned pro rata among all securityholders bound by such market standoff agreements, subject to any qualifications or limitations contained in the market standoff agreements as may be agreed upon by the managing underwriters.

1.15 Termination of Rights. The rights of any particular Holder to cause the Company to register securities under Sections 1.3, 1.4, and 1.5 shall terminate with respect to such Holder after the earlier of (i) the fourth (4th) anniversary of the consummation of an IPO in which all Preferred Stock and all Notes are converted into Common Stock, (ii) with respect to any Holder, at such time after an IPO as Rule 144 or another similar exemption under the Securities Act is available for the sale of all of such Holder’s shares during a three-month period without registration or (iii) upon termination of the Agreement as provided herein.

2. Right of First Refusal.

2.1 Right of First Refusal.

(a) Right of First Refusal. Subject to the terms and conditions contained in this Section 2.1, the Company hereby grants to each Investor who holds not less than 1,000,000 of the Shares or shares of Common Stock issuable upon conversion of the Shares (as adjusted for any stock splits, consolidations and the like) (each, a “Major Holder”) the right of first refusal to purchase such Major Holder’s Pro Rata Portion of any New Securities which the Company may, from time to time, propose to issue and sell.

(b) Notice of Right. In the event the Company proposes to undertake an issuance of New Securities, it shall give each Major Holder written notice of its intention, describing the type of New Securities and the price and terms upon which the Company proposes to issue the same. Each Major Holder shall have twenty (20) days from the date of delivery of any such notice to agree to purchase up to such Major Holder’s Pro Rata Portion of such New Securities, for the price and upon the terms specified in the notice, by delivering written notice to the Company and stating therein the quantity of New Securities to be purchased.

(c) Right of Over-Allotment. In the event that the Major Holders fail to fully exercise the right of first refusal within such twenty- (20-) day period, each Major Holder fully exercising its right of first refusal may purchase, on a pro rata basis, the non-purchasing Major Holder’s or Major Holders’ Pro Rata Portion(s). The Company will promptly notify those Major Holders fully exercising their rights of first refusal, in writing, of the availability of additional New Securities, and each of the fully-exercising Major Holders shall have ten (10) days from the date of receipt of any such notice to agree to purchase up to such Major Holder’s pro rata portion of such additional New Securities.

(d) Lapse and Reinstatement of Right. The Company shall have sixty (60) days following the twenty- (20-) day period described in Section 2.1(b) and the additional ten- (10-) day period described in Section 2.1(c) to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within thirty (30) days from the date of said agreement) to sell the New Securities with respect to which the Major Holder’s right of first refusal was not exercised, at a price and upon terms no more favorable to the purchasers of such securities than specified in the Company’s notice. In the event the Company has not sold the New Securities or entered into an agreement to sell the New Securities within said sixty- (60-) day period (or sold and issued New Securities in accordance with the foregoing within thirty (30) days from the date of said agreement), the Company shall not thereafter issue or sell any New Securities without first offering such securities to the Investors in the manner provided above.

2.2 Assignment of Right of First Refusal. The right of first refusal granted hereunder may not be assigned or transferred, except that: (i) such right is assignable by each Major Holder to a fund or entity managed by the same manager or managing member or general partner or management company, or to any wholly-owned subsidiary or parent of, or to any corporation or entity that is, within the meaning of the Securities Act, controlling, controlled by, or under common control with, any such Major Holder; (ii) such right is assignable between and among any Major Holders and (iii) with respect to any Major Holder who holds Additional Notes, such right is assignable only to the first transferee of any Additional Note(s); provided that such transfer is for a minimum amount equal to the lesser of (x) Five Million Dollars ($5,000,000) in aggregate principal amount of such Additional Note(s) or (y) the aggregate original principal amount of any individual Additional Note.

2.3 Termination of Right of First Refusal. The right of first refusal granted under Section 2.1 of this Agreement shall expire upon the earlier of, and shall not be applicable to, (i) an IPO in which all Preferred Stock and all Notes are converted into Common Stock, or (ii) a Liquidation (as defined in the Company’s Amended and Restated Certificate of Incorporation).

3. Affirmative Covenants of the Company. The Company hereby covenants and agrees, so long as any Investor holds Registrable Securities, as follows; provided that an Investor may waive any of its rights pursuant to this Section 3 by providing written notice to the Company in accordance with Section 4.4 hereto:

3.1 Financial Information. So long as an Investor is a holder of not less than 1,000,000 shares of Registrable Securities (as adjusted for any stock splits, consolidations and the like) the Company will furnish to the Investor the following reports:

(a) As soon as practicable after the end of each fiscal year, and in any event within one hundred twenty (120) days thereafter, audited consolidated balance sheets of the Company and its subsidiaries, if any, as of the end of such fiscal year, and consolidated statements of income and cash flows of the Company and its subsidiaries, if any, for such year, prepared in accordance with generally accepted accounting principles consistently applied and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and certified by independent public accountants of national standing selected by the Company;

(b) As soon as practicable, but in any event within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, unaudited consolidated balance sheets of the Company and its subsidiaries, if any, as of the end of such quarterly period, and consolidated statements of income and cash flows of the Company and its subsidiaries, if any, for such quarterly period, prepared in accordance with generally accepted accounting principles consistently applied and setting forth in each case in comparative form the figures for the corresponding quarterly periods of the previous fiscal year and the figures projected by the Company’s annual budget, subject to changes resulting from normal year-end audit adjustments, all in reasonable detail and certified by the principal financial or accounting officer of the Company, except such financial statements need not contain the notes required by generally accepted accounting principles;

(c) As soon as practicable after the end of each calendar month, and in any event within thirty (30) days thereafter, consolidated balance sheets of the Company and its subsidiaries, if any, as of the end of each calendar month setting forth in comparative form the results projected by the Company’s annual budget, and consolidated statements of income and cash flow for such period and for the current fiscal year to date;

(d) As soon as practicable after the end of each fiscal quarter, a statement showing the number of shares of each class and series of capital stock and securities convertible into or exercisable for shares of capital stock outstanding at the end of the quarterly period, and the number of common shares issuable upon conversion or exercise of any outstanding securities convertible or exercisable for common shares and the exchange ratio or exercise price applicable thereto, all in sufficient detail as to permit the Investor to calculate its percentage equity ownership in the Company.

3.2 Operating Plan and Budget. So long as an Investor holds not less than 1,000,000 shares of Registrable Securities (as adjusted for any stock splits, consolidations, and the like), as soon as practicable upon approval or adoption by the Board, and in any event within thirty (30) days prior to the end of each fiscal year, the Company will furnish the Investor with the Company’s budget and operating plan (including projected balance sheets and profit and loss and cash flow statements, forecasts of revenues, expenses, significant projected milestones and projected cash position on a month-to-month basis) for the upcoming fiscal year.

3.3 Inspection. So long as an Investor holds not less than 1,000,000 shares of Registrable Securities (as adjusted for any stock splits, consolidations, and the like), the Company shall permit the Investor, at such Investor’s expense and upon reasonable notice given to the Company, to visit and inspect the Company’s properties, to examine its books of account and other records (and make copies and take extracts therefrom), and to discuss the Company’s affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Investor.

3.4 Stock Vesting. All stock and stock options issued to employees, directors, consultants and other service providers after the date of this Agreement will be subject to vesting at a rate of 25% one year after the vesting commencement date, with monthly vesting thereafter for the next thirty six (36) months, unless otherwise approved by the Board. Each agreement pursuant to which such stock or stock option is issued or granted shall include a repurchase option such that, upon termination of the employee, director, consultant or other service provider, as the case may be, whether such termination be with or without cause, the Company or its assignee (to the extent permissible under applicable securities laws) retains the option to repurchase any unvested shares held by such employee, director, consultant or other service provider at the price such employee, director, consultant or other service provider paid for the shares.

3.5 Key Man Life Insurance. If determined to be necessary or advisable by the Board, the Company shall use reasonable best efforts to secure a “key person” term life insurance policy from a financially sound and reputable insurer which names the Company as sole beneficiary, on such executives and on such terms, as are reasonably acceptable to the Company and the Investors.

3.6 Directors’ & Officers’ Liability. The Company shall use reasonable best efforts to maintain a policy or policies of directors’ and officers’ liability insurance (“D&O Insurance”) on terms and conditions reasonably acceptable to the Company and the Investors. The Company shall keep such D&O Insurance in place so long as any of the Investors’ designees serve on the Board, provided such insurance is available on commercially reasonable terms as determined by the Board. In addition, the Company’s Certificate of Incorporation and Bylaws shall provide for (a) elimination of the liability of directors to the maximum extent permitted by law and (b) indemnification of directors for acts on behalf of the Company to the maximum extent permitted by law.

3.7 Board Committees. The Board will maintain Audit and Compensation Committees (the “Committees”) composed of non-management directors, including at least two Preferred Directors. Each Committee shall consist of no more than three (3) directors. The director designated by the holders of the Series B Preferred Stock pursuant to Section 2.1 of the Voting Agreement shall be a member of the Compensation Committee.

3.8 Termination of Covenants. The covenants set forth in this Section 3 shall terminate and be of no further force or effect after the earlier of (i) the date on which the Company is required to file reports with the Commission pursuant to Section 13 or 15(d) of the Exchange Act and (ii) the occurrence of any of the events specified in Section 2.3 hereof.

3.9 Observer Rights. The Company covenants and agrees that each of (a) the Founders holding a majority in interest of the Founders’ Stock, (b) ARCH Venture Fund VI, L.P. and its affiliates (“ARCH”), if it does not then have a representative on the Board, (c) Polaris Venture Partners V, L.P. and its affiliates (“Polaris”), if it does not then have a representative on the Board, (d) Venrock Associates V, L.P. and its affiliates (“Venrock”), if it does not then have a representative on the Board, (e) OVP Venture Partners VII, L.P. and its affiliates (“OVP”), if it does not then have a representative on the Board, (f) Hospira, Inc. and its affiliates (“Hospira”), (g) Genzyme Corporation and its affiliates (“Genzyme”), (h) Astellas Venture Fund I, L.P. and its affiliates (“Astellas”) and (i) Takeda Ventures, Inc. and its affiliates (“TVI”), shall be entitled to designate one observer (each, an “Observer”) who may be present at all meetings of the Board, including any telephonic meetings, and that the Company will give each such Observer copies of all notices, minutes, consents and other materials related to such meetings, whether financial or otherwise, by telecopy or by such other means as such notices are delivered to the members of the Board, not later than the earlier of (x) the same time notice is provided or delivered to the Board and (y) 24 hours prior to the time of such proposed meeting; provided, that each such Observer agrees to hold in confidence all information regarding the Company provided to such Observer acting in such capacity; and provided, further, that any such Observer may be excluded from any meeting or portion thereof and the Company reserves the right to withhold any information from such Observer if the Board of Directors determines in good faith that such withholding of information or exclusion is reasonably necessary (i) based upon the advice of the Company’s legal counsel, to preserve the attorney-client privilege, (ii) in the event the Board of Directors intends to discuss or vote upon any circumstances or matters where there is a material actual or material potential conflict of interest between the Company and the Investor(s) represented by such Observer or (iii) to comply with the terms and conditions of confidentiality agreements with third parties. The foregoing observation rights are contingent upon each Observer’s entering into a confidentiality agreement with the Company that is reasonably acceptable to the Company. Such observation rights will terminate (a) with respect to any of ARCH, Polaris, Venrock and OVP, on an entity-by-entity basis, on the date upon which any such entity fails to purchase, in any issuance of New Securities by the Company, the lesser of (x) its Pro Rata Portion of such New Securities or (y) $2,000,000 worth of such New Securities; (b) with respect to any of Genzyme and Astellas, on the later to occur of (i) November 10, 2012 or (ii) on an entity-by-entity basis, the date upon which any such entity fails to purchase, in any issuance of New Securities by the Company, the lesser of (x) its Pro Rata Portion of such New Securities or (y) $2,000,000 worth of such New Securities; (c) with respect to Hospira, on the latest to occur of (i) November 10, 2012, (ii) the date upon which Hospira fails to purchase, in any issuance of New Securities by the Company, the lesser of (x) its Pro Rata Portion of such New Securities or (y) $2,000,000 worth of such New Securities or (iii) the date upon which Hospira no longer holds shares of capital stock of the Company representing at least five percent (5%) of the number of outstanding shares of capital stock of the Company, determined on a Fully Diluted Basis; and (d) with respect to TVI, on the later to occur of (i) March 30, 2014 and (ii) the date upon which TVI fails to purchase, in any issuance of New Securities by the Company, the lesser of (x) its Pro Rata Portion of such New Securities or (y) $2,000,000 worth of such New Securities. For purposes of this Section 3.9, “Fully Diluted Basis” shall mean, as of the date of determination, the sum of all outstanding shares of the Company’s Common Stock, assuming the conversion, exercise or exchange of all convertible securities, preferred stock and all rights, options or warrants to subscribe for, purchase or otherwise acquire equity securities of the Company, where, for purposes of such determination, the maximum number of shares of the Company’s Common Stock issuable upon the exercise, conversion or exchange of all such securities, shall be deemed to be outstanding.

3.10 Customary Expenses. Customary documented expenses incurred by directors in the course of business conducted on behalf of the Company, will be reimbursed by the Company.

3.11 Confidential Information and Invention Assignment Agreements. The Company shall require all officers, employees and consultants hired or otherwise retained after the date hereof to execute and deliver to the Company a customary confidentiality, non-solicitation and invention assignment agreement in a form acceptable to a majority in interest of the Investors or unanimously approved by the Board, which, in the case of all officers and other key employees, shall include a one-year post-separation non-competition agreement where permitted by applicable law, unless otherwise approved by all members of the Board or a majority in interest of the Investors.

3.12 Specific Board Votes. For so long as at least 1,000,000 shares of Preferred Stock (as adjusted for stock splits, combinations, reorganizations and the like) remain outstanding or subject to issuance upon conversion of the Notes, the Company shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, without first obtaining the approval (by vote or written consent as provided by law) of either (i) a majority of the Board, including at least two (2) directors who are not Preferred Directors or affiliates of any holder of Preferred Stock of the Company or (ii) all of the Preferred Directors:

(a) consummate any Liquidation;

(b) effect a merger or consolidation with or into a subsidiary corporation; or

(c) sell, license, encumber or dispose of all or substantially all of the Company’s assets, technology or intellectual property (other than pursuant to equipment leases, lines of credit or other debt financing approved by the Board).

4. Miscellaneous.

4.1 Governing Law. This Agreement and any controversy arising out of or relating to this Agreement shall be governed by and construed in accordance with the General Corporation Law of the State of Delaware as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the internal laws of the State of California, without regard to conflict of law principles that would result in the application of any law other than the law of the State of California.

4.2 Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided by this Agreement.

4.3 Entire Agreement. This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof. Subject to the provisions of Section 4.10 below, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought, unless otherwise provided.

4.4 Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered mail, certified mail (return receipt requested) or by internationally recognized express courier (e.g., Federal Express), postage prepaid, or sent by fax or electronic mail or otherwise delivered by hand or by messenger addressed:

(a) If to an Investor, at the Investor’s address, fax number or electronic mail address set forth beneath such Investor’s signature hereto, or at such other address as such Investor shall have furnished to the Company;

(b) If to the Company, one copy should be sent to its address or fax number of record and addressed to the attention of the President, or at such other address or fax number as the Company shall have furnished to the parties hereto, with a copy to Kingsley L. Taft, Goodwin Procter LLP, 53 State Street, Boston, Massachusetts 02109-2802, (fax) 617-523-1231; and

(c) Each such notice shall for all purposes of this Agreement be treated as effective or having been given on the earliest to occur of the following:

(i) The date of personal delivery or delivery by messenger;

(ii) One (1) business day after transmission by fax or electronic mail, with confirmation of transmission and with copy by first class mail, postage paid;

(iii) One (1) business day after deposit with an internationally recognized express courier for United States deliveries, or three (3) business days after such deposit for deliveries outside of the United States; or

(iv) Three (3) business days after deposit in a regularly maintained receptacle for the deposit of the United Stated mail be registered or certified mail (return receipt requested) for United States deliveries.

4.5 Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any Holder upon any breach or default of the Company under this Agreement shall impair any such right, power, or remedy of such party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent, or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing or as provided in this Agreement. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

4.6 Dispute Resolution Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney’s fees, costs, and disbursements in addition to any other relief to which such party may be entitled.

4.7 Counterparts. This Agreement may be executed in any number of counterparts and signatures may be delivered by facsimile, each of which may be executed by less than all parties, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

4.8 Severability. If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable, or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement and the balance of this Agreement shall be enforceable in accordance with its terms.

4.9 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

4.10 Amendment and Waiver. Any provision of this Agreement may be amended or waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Company and an Investor or Investors holding, in the aggregate, more than fifty percent (50%) of the outstanding shares of the Registrable Securities held by the Investors; provided, that any amendment or waiver of the provisions of Section 3.12 or any increase in the number of directors of the Company other than in connection with a financing in which the Company issues shares of a new series of preferred stock shall require the written consent of an Investor or Investors holding, in the aggregate, more than sixty-five percent (65%) of the outstanding shares of the Registrable Securities held by the Investors; provided, further, that for the avoidance of doubt any increase in the number of directors whose votes are to be included in the number of director votes required for purposes of Section 3.12 in connection with a financing in which the Company issues shares of a new series of preferred stock shall not, in and of itself, be deemed to be an amendment or waiver of Section 3.12. Notwithstanding the foregoing, (i) no provision of this Agreement requiring greater than majority approval of an action may be amended or waived by less than the percentage vote required therein to approve such action and (ii) no provision of this Agreement may be amended or waived (a) with respect to any Investor without the written consent of such Investor, unless such amendment or waiver applies in the same fashion to all Investors holding the same series of Preferred Stock as such Investor (including those Investors holding Notes issuable for such series of Preferred Stock) and does not discriminate against any Investor vis-à-vis all other Investors holding the same series of Preferred Stock (including those Investors holding Notes issuable for such series of Preferred Stock) and (b) with respect to Investors holding a series of Preferred Stock (including those Investors holding Notes issuable for such series of Preferred Stock), if such amendment or waiver adversely affects such series in a different and disproportionate manner than the other series of Preferred Stock, without the written consent of those Investors holding a majority of the then outstanding shares of such series of Preferred Stock held by all Investors (including Preferred Stock issued or issuable upon conversion of the Notes); provided that for the avoidance of doubt the addition to this Agreement of any other series or class of capital stock with rights ranking junior, pari passu or senior to such series (and the holders thereof) shall not, in and of itself, be deemed to constitute an amendment or waiver that adversely affects such series; and provided further that a waiver of the provisions of Section 2 with respect to a particular transaction shall be deemed to apply to all Investors, notwithstanding the fact that certain Investors may nonetheless, by agreement with the Company, purchase securities in such transaction. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Investor, the Founders and the Company. Notwithstanding the foregoing, the consent of ARCH shall be required for any amendment of Section 3.9 of this Agreement that adversely affects ARCH; the consent of Polaris shall be required for any amendment of Section 3.9 of this Agreement that adversely affects Polaris; the consent of Venrock shall be required for any amendment of Section 3.9 of this Agreement that adversely affects Venrock; the consent of OVP shall be required for any amendment of Section 3.9 of this Agreement that adversely affects OVP; the consent of Hospira shall be required for any amendment of Section 3.9 of this Agreement that adversely affects Hospira; the consent of Genzyme shall be required for any amendment of Section 3.9 of this Agreement that adversely affects Genzyme; the consent of Astellas shall be required for any amendment of Section 3.9 of this Agreement that adversely affects Astellas; the consent of TVI shall be required for any amendment of Section 3.9 of this Agreement that adversely affects TVI and the consent of the Founders holding a majority in interest of the Founders’ Stock shall be required for any amendment of Section 3.9 of this Agreement that adversely affects the Founders.

4.11 Confidentiality. Each Investor agrees that such Investor will keep confidential and will not disclose, divulge, or use for any purpose (other than to monitor its investment in the Company or in accordance with a separate confidentiality agreement entered into by such Investor and the Company) any confidential information previously obtained from the Company or otherwise obtained from the Company pursuant to the terms of this Agreement (including notice of the Company’s intention to file a registration statement), unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Section 4.11 by such Investor), (b) is or has been independently developed or conceived by the Investor without use of the Company’s confidential information, or (c) is or has been made known or disclosed to the Investor by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that an Investor may disclose confidential information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company; (ii) to any prospective purchaser of any Registrable Securities from such Investor, if such prospective purchaser agrees to be bound by the provisions of this Section 4.11; (iii) to any affiliate, partner, member, stockholder, or wholly owned subsidiary of such Investor in the ordinary course of business, provided that such Investor informs such person that such information is confidential and directs such person to maintain the confidentiality of such information; or (iv) as may otherwise be required by law, provided that the Investor promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure.

4.12 Rights of Investors. Each party to this Agreement shall have the absolute right to exercise or refrain from exercising any right or rights that such party may have by reason of this Agreement, including, without limitation, the right to consent to the waiver or modification of any obligation under this Agreement, and such party shall not incur any liability to any other party or other holder of any securities of the Company as a result of exercising or refraining from exercising any such right or rights.

4.13 Aggregation of Stock. All shares of Preferred Stock (including shares of Preferred Stock issuable upon conversion of the Notes) and Common Stock of the Company held or acquired by affiliated or related entities or persons shall be aggregated for the purpose of determining the availability of any rights under this Agreement.

4.14 Acknowledgment. The Company acknowledges that the Investors are either in the business of venture capital investing or are corporations that engage in venture capital investing and therefore review the business plans and related proprietary information of many enterprises, including enterprises which may have products or services which compete directly or indirectly with those of the Company. Nothing in this Agreement shall preclude or in any way restrict the Investors or persons affiliated with the Investors from investing or participating in any particular enterprise whether or not such enterprise has products or services which compete with those of the Company, nor shall anything in this Agreement require the Investors or persons affiliated with the Investors to disclose to the Company or its shareholders any information obtained in connection with such activities.

4.15 Additional Investors. Notwithstanding anything to the contrary contained herein, if the Company issues additional shares of Preferred Stock after the date hereof, any purchaser of such shares Preferred Stock may become a party to this Agreement by executing and delivering a joinder to this Agreement in a form acceptable to the Company, and thereafter shall be deemed an “Investor” for all purposes hereunder. No action or consent by the Investors shall be required for such joinder to this Agreement by such additional Investor, so long as such additional Investor has agreed in writing to be bound by all of the obligations as an “Investor” hereunder.

4.16 Amendment of Prior Agreement. The Prior Agreement is hereby amended and superseded in its entirety and restated herein. Such amendment and restatement is effective upon the execution of this Agreement by the Company and the parties required for an amendment pursuant to Section 4.10 of the Prior Agreement. Upon such execution, all provisions of, rights granted and covenants made in the Prior Agreement are hereby waived, released and superseded in their entirety by the provisions hereof and shall have no further force or effect.

[THIS SPACE LEFT BLANK INTENTIONALLY]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investor Rights Agreement as of the date first above written.

COMPANY:

FATE THERAPEUTICS, INC.

By:	/s/ J. Scott Wolchko
J. Scott Wolchko
Chief Financial Officer

Address:	3535 General Atomics Court
Suite 200
San Diego, CA 92121

SIGNATURE PAGE TO FATE THERAPEUTICS, INC.

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

INVESTORS:	FIDELITY MT. VERNON STREET TRUST: FIDELITY GROWTH COMPANY FUND

	By:	/s/ Stacie M. Smith
	Name:	Stacie Smith
	Title:	Deputy Treasurer

SIGNATURE PAGE TO FATE THERAPEUTICS, INC.

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

INVESTORS:	FIDELITY SELECT PORTFOLIOS: BIOTECHNOLOGY PORTFOLIO

	By:	/s/ Stacie M. Smith
	Name:	Stacie Smith
	Title:	Deputy Treasurer

SIGNATURE PAGE TO FATE THERAPEUTICS, INC.

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

INVESTORS:	FIDELITY ADVISOR SERIES VII: FIDELITY ADVISOR BIOTECHNOLOGY FUND

	By:	/s/ Stacie M. Smith
	Name:	Stacie Smith
	Title:	Deputy Treasurer

SIGNATURE PAGE TO FATE THERAPEUTICS, INC.

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

INVESTORS:	ARCH VENTURE FUND VI, L.P.

	By:	ARCH Venture Partners VI, L.P.
	Its:	General Partner
	By:	ARCH Venture Partners VI, LLC
	Its:	General Partner

/s/ Robert Nelsen
Managing Director

Address:	c/o ARCH Venture Partners
8725 West Higgins Road, Suite 290
Chicago, IL 60631
Attn: Mark McDonnell
Fax:	(773) 380-6606

SIGNATURE PAGE TO FATE THERAPEUTICS, INC.

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

INVESTORS:

POLARIS VENTURE PARTNERS V, L.P.		POLARIS VENTURE PARTNERS FOUNDERS’ FUND V, L.P.

By:	Polaris Venture Management Co. V, LLC	By:	Polaris Venture Management Co. V, LLC
Its:	General Partner	Its:	General Partner

By:	/s/ William E. Bilodeau	By:	/s/ William E. Bilodeau
	William E. Bilodeau		William E. Bilodeau
	Attorney In Fact		Attorney In Fact

Address:		Address:
	1000 Winter Street, Suite 3350		1000 Winter Street, Suite 3350
	Waltham, MA 02451		Waltham, MA 02451

POLARIS VENTURE PARTNERS ENTREPRENEURS’ FUND V, L.P.		POLARIS VENTURE PARTNERS SPECIAL FOUNDERS’ FUND V, L.P.

By:	Polaris Venture Management Co. V, LLC	By:	Polaris Venture Management Co. V, LLC
Its:	General Partner	Its:	General Partner

By:	/s/ William E. Bilodeau	By:	/s/ William E. Bilodeau
	William E. Bilodeau		William E. Bilodeau
	Attorney In Fact		Attorney In Fact

Address:		Address:
	1000 Winter Street, Suite 3350		1000 Winter Street, Suite 3350
	Waltham, MA 02451		Waltham, MA 02451

SIGNATURE PAGE TO FATE THERAPEUTICS, INC.

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

INVESTORS:

VENROCK ASSOCIATES V, L.P. By: its General Partner, Venrock Management V, LLC

VENROCK PARTNERS V, L.P.
By: its General Partner, Venrock Partners Management V, LLC

VENROCK ENTREPRENEURS FUND V, L.P.
By: its General Partner, VEF Management V, LLC

By:	/s/ Bryan E. Roberts
Bryan E. Roberts
Member

Address:
Attn: Bryan Roberts
3340 Hillview Avenue
Palo Alto, CA 94304
T. 650 475 3750
F. 650 561 9180

SIGNATURE PAGE TO FATE THERAPEUTICS, INC.

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

INVESTORS:

OVP VENTURE PARTNERS VII, L.P.
By:	OVMC VII, L.L.C., its General Partner

By:	/s/ Carl Weissman
Managing Member

OVP VII ENTREPRENEURS FUND, L.P.
By:	OVMC VII, L.L.C., its General Partner

By:	/s/ Carl Weissman
Managing Member

Address:
Attn: Bill Funcannon
1010 Market Street,
Kirkland, WA98033
Fax: (425) 889-0152

SIGNATURE PAGE TO FATE THERAPEUTICS, INC.

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

FOUNDERS:

SCOTT WOLCHKO		JOHN D. MENDLEIN

/s/ Scott Wolchko		/s/ John D. Mendlein
Signature		Signature

Address:		Address:
3535 General Atomics Court
San Diego, CA 92121
Fax:	858.875-1843	Fax:

SIGNATURE PAGE TO FATE THERAPEUTICS, INC.

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

EXHIBIT A

SCHEDULE OF INVESTORS

Alexandria Equities, LLC

ARCH Venture Fund VI, L.P.

Polaris Venture Partners V, L.P.

Polaris Venture Partners Entrepreneurs’ Fund V, L.P.

Polaris Venture Partners Founders’ Fund V, L.P.

Polaris Venture Partners Special Founders’ Fund V, L.P.

Venrock Associates V, L.P.

Venrock Partners V, L.P.

Venrock Entrepreneurs Fund V, L.P.

OVP Venture Partners VII, L.P.

OVP VII Entrepreneurs Fund, L.P.

Norman Selby

Thomas St. John

Jonathan Kraft

Jonathan A. Kraft LLC

KPC Venture Capital LLC

Silicon Valley Bank

Hospira, Inc.

Genzyme Corporation

Astellas Venture Fund I, L.P.

Takeda Ventures, Inc.

The Board of Trustees of the Leland Stanford Junior University (PVF)

Stuart H. Orkin, M.D.

Fidelity Mt. Vernon Street Trust: Fidelity Growth Company Fund

Fidelity Select Portfolios: Biotechnology Portfolio

Fidelity Advisor Series VII: Fidelity Advisor Biotechnology Fund

EXHIBIT B

SCHEDULE OF FOUNDERS

Philip Beachy

Sheng Ding

Randall Moon

David Scadden

Leonard Zon

Alexander Rives

Laurence Reid

James Vath

Francine Farouz

Thomas St. John

Scott Wolchko

Paul A. Grayson

John D. Mendlein